Exhibit 99.1

Marin Software Announces Executive Departure

CRO Peter Wooster to Step Down

Company expects preliminary Q2 revenue of $23.6 million

San Francisco, CA – July 8, 2014 – Marin Software (NYSE:MRIN), provider of a leading Revenue Acquisition Management platform for advertisers and agencies, today announced that Peter Wooster, Chief Revenue Officer, has decided to leave the company to pursue other opportunities. The sales management team will now report to CEO David Yovanno.

“Peter was the founding member of Marin’s sales organization and has helped build the company from its earliest days to over $77 million in annual revenue last year,” said Yovanno. “We thank him for his contributions to Marin over the past eight years and wish him well in his future endeavors. After recently taking over as CEO of Marin, I look forward to working closely with the sales team, existing customers, and prospects in the quarters to come.”

In addition, Marin is announcing that second quarter revenue, for the period ending June 30, 2014, is expected to be approximately $23.6 million, with a contribution of roughly $300,000 from the recent acquisition of Perfect Audience completed on June 2nd. The company’s regularly-scheduled second quarter earnings conference call will be held on August 6th, 2014, at which time management will provide guidance for the balance of the year.

Forward-Looking Statements

This press release contains forward-looking statements including the expected financial results for the second quarter ending June 30, 2014. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to (i) adverse changes in general economic or market conditions; (ii) delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; (iii) competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; (iv) adverse changes in our relationships with and access to publishers and advertising agencies; (v) level of usage and advertising spend managed on our platform; (vi) our ability to expand sales of our solutions in channels other than search advertising; (vii) our ability to expand our sales and marketing capabilities and manage our growth effectively; (viii) the development of the market for digital advertising or revenue acquisition management; (ix) acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; (x) material defects in our platform, service interruptions at our single third-party data center or breaches in our security measures; (xi) our ability to develop enhancements to our platform; (xii) our ability to protect our intellectual property; (xiii) our ability to manage risks associated with international operations; (xiv) near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; (xv) our ability to retain and attract qualified management and technical personnel; and (xvi) the ability to acquire and integrate other businesses. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-Q and current reports on Form 8-K which we may file from time to time, all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of July 8, 2014. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

About Marin Software

Marin Software provides a leading Revenue Acquisition Management platform used by advertisers and agencies to measure, manage and optimize more than $6 billion in annualized ad spend. Offering an integrated platform for search, display, social, and mobile advertising, Marin helps advertisers and agencies improve financial performance, save time, and make better decisions. Headquartered in San Francisco, with offices worldwide, Marin’s technology powers marketing campaigns in more than 160 countries. For more information about Marin’s products, please visit: http://www.marinsoftware.com/solutions/overview.

Investor Relations Contact:

Greg Kleiner

ICR for Marin Software

415-762-0327

ir@marinsoftware.com

Media Contact:

Greg Kunkel

Corporate Communications, Marin Software

415-857-7663

press@marinsoftware.com